UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/03/2006

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

As previously disclosed, EnerSys was a part of proceedings in the United States Bankruptcy Court for the District of Delaware opposing an attempt by Exide Technologies to reject agreements, dating back to 1991, which, among other things, gave EnerSys the right to use the Exide name on industrial batteries.

On April 3, 2006, the Bankruptcy Court ruled that the Exide name will revert back to Exide Technologies, subject to a two year transition period "to mitigate any potential damage and business disruption" that EnerSys may suffer as a result of the Bankruptcy Court's decision and has scheduled a hearing to create a plan to carry out the transition.

EnerSys respectfully disagrees with the Bankruptcy Court's decision for exclusive use of the Exide name in the industrial battery market to revert back to Exide Technologies and is presently reviewing its alternatives, including seeking to stay and appeal the Bankruptcy Court's order to the United States District Court for the District of Delaware.

In any event, as previously disclosed, assuming that the details of a transition plan which the Bankruptcy Court and the parties fashion is reasonable, the Company believes that the reversion of the Exide name to Exide Technologies should not have a material adverse effect on its financial condition or results of operations.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: April 07, 2006	By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President - Finance and Chief Financial Officer